UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2024

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) – Compensatory Arrangements of Certain Officers.

Severance Policy for Executive Officers

On July 19, 2024, the Board of Directors (the “Board”) of Enfusion, Inc. (the “Company”) adopted an Executive Severance Policy for participating executives (the “Policy”). The Policy provides for severance payments and benefits to eligible executives (each, a “Covered Executive”) in the event that the Company terminates the employment of a Covered Executive without Cause (as defined in the Policy) or if a Covered Executive resigns with Good Reason (as defined in the Policy) (such termination or resignation, a “Qualifying Termination”). At the time of the Policy’s adoption, it was anticipated that the Covered Executives would initially be comprised of the executive officers without severance entitlements in their existing employment agreements, which are Oleg Movchan, Bradley Herring, Bronwen Bastone and Matthew Campobasso.

Upon a Qualifying Termination, a Covered Executive will be entitled to receive severance pay in the form of: (i) a lump sum cash payment equivalent to one year of the Covered Executive’s base pay in effect at the time of the Qualifying Termination, and (ii) payment to the group health plan provider or the COBRA provider of the employer cost of the COBRA premiums applicable to the Covered Executive and his or her eligible dependents for a period of up to 12 months immediately following his or her loss of coverage from the Company.

As described more fully in the Policy, in order to receive the foregoing benefits a Covered Executive must execute a separation agreement and general release of claims in favor of the Company and affirm his or her continuing obligations towards the Company, including his or her ongoing restrictive covenants. The Policy also contains provisions that can, among other things, alter the timing of payments made under the Policy to ensure compliance with the deferred compensation regulations under Internal Revenue Code Section 409A.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the complete text of the Policy, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description
10.1*	Enfusion, Inc. Executive Severance Policy, adopted on July 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel